Exhibit 10.11
                                                                   -------------


                        SEPARATION AGREEMENT AND RELEASE
                        --------------------------------

     This Separation Agreement and Release (the "Agreement"), dated as of February 9, 2001, is entered into by Glenn A. Befort (the "Employee") and ARC Wireless Solutions, Inc., a Utah corporation (the "Company"). For purposes of this Agreement, each of Employee and the Company may be referred to individually as a "Party", and both Employee and the Company may be referred to collectively as the "Parties".

                                     Recital
                                     -------

     The Parties have entered into an Employment Agreement dated as of July 3, 2000 (the "Employment Agreement"). As part of restructuring plan, the Parties desire to provide for the termination of Employee's employment with the Company and the termination of the Employment Agreement, according to the terms and conditions as set forth in this Agreement.

                                    Agreement
                                    ---------

     The Parties acknowledge that the terms and conditions of this Agreement have been voluntarily agreed to and that such terms are intended to be final and binding. In consideration of the respective agreements and promises of the Parties contained in this Agreement, the Parties agree as follows:

     1. It is mutually agreed that Employee's employment with the Company shall be terminated effective February 21, 2001 (the "Termination Date"). Employee agrees that, effective as of the Termination Date, Employee has resigned from his positions as an officer and director of the Company and, as applicable, as an employee, officer and director of each of the Company's subsidiaries and affiliates. In consideration for acceptance of the terms contained in this Agreement and the release of claims contained herein, the Company agrees to provide Employee with the following compensation and benefits (the "Separation Benefits"):

          1.1 The Company will pay Employee, for 90 days after the Termination Date, the same salary that the Company has been paying Employee under the Employment Agreement, with payments being made on the Company's usual payroll dates. No additional compensation for vacation and sick days will accrue or be payable to Employee during the 90-day period.

          1.2 The Company shall issue to Employee options (the "Severance Options") to purchase 250,000 shares of the restricted comment stock of the Company for a period of three years commencing on the Termination Date at an exercise price equal to the closing bid quotation of the Company's common stock on the Termination Date as reported by the OTC Bulletin Board. The Severance Options shall be represented by an agreement substantially in the form of Exhibit A attached to and made a part of this Agreement. All other options (the "Other Options") issued by the Company to Employee prior to the Termination Date shall be terminated as of the Termination Date and of no further effect. Employee shall, on the Termination Date and as a condition to receiving the Severance Options, deliver to the Company all agreements and other documents representing the Other Options.

     2. All amounts payable and benefits provided under this Agreement shall be paid or provided subject to the withholding of any applicable taxes or other amounts required by law to be withheld.

     3. Employee represents that to the best of Employee's knowledge Employee has returned all documents, files, and other property of any kind belonging to the Company; in the event, however, that Employee has not done so, Employee shall promptly return any such remaining items to the Company.

     4. Except as regards the respective obligations of the Company and Employee provided for or contemplated in this Agreement, Employee agrees to release and forever discharge the Company, subsidiaries, affiliates, directors, officers, employees, agents, representatives, successors, and assigns (collectively referred to as the "Releasee"), and the Company agrees to release Employee, from any and all obligations, liabilities, damages, costs, claims, complaints, charges, or causes of actions in law or equity (collectively "Claims") that Employee or Employee's heirs, administrators, successors, or assigns, and that the Company, respectively, may now have or may ever have against the Releasee, or the Employee, respectively, whether accrued, absolute, contingent, unliquidated or otherwise, and whether known or unknown on the date of this Agreement, and which have or may have arisen out of any act or omission occurring, or state of facts existing, prior to the Termination Date, including but not limited to Claims in any way related to Employee's employment with the Company or the termination of that employment, and Claims based on federal, state, or local law or regulation or the common law, including but not limited to Claims in any way related to the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, Civil Rights Act of 1991, Equal Pay Act, Fair Labor Standards Act, Americans with Disabilities Act, Employee Retirement Income Security Act, all applicable state and local labor and employment laws (including all laws concerning unlawful and unfair labor and employment practices), breach of contract, wrongful discharge, defamation or intentional infliction of emotional distress.

     5. Employee represents that with respect to any act or omission occurring, or state of facts existing, on or prior to the date of execution of this Agreement, Employee has not filed any complaints, charges or lawsuits against the Releasee with any government agency or any court.

     6. Employee agrees that Employee shall not discourage, or attempt to discourage, any person, firm, corporation or business entity from doing business with the Company or utilizing the services of the Company.

     7. Employee understands that Employee had access to certain information concerning the Company and its business that was provided solely in connection with Employee's employment with the Company. Any other use of this information at any time during or after the term of this Agreement is prohibited. Further, Employee understands that the Company is a publicly traded company and it is important for the Company to protect the rights of its shareholders. Employee understands that applicable federal securities laws impose significant restrictions concerning the use or disclosure of certain non-public information in general and in buying or selling, or discussing with others the possibility of buying or selling, the Company's stock by persons who have access to material information concerning the Company which is not generally available to members of the general public. Employee understands that Employee is subject to these restrictions and Employee agrees that Employee will not, and that Employee will insure that any persons having access to such non-public information through Employee will not, buy or sell the Company's stock, or discuss with others any material non-public information concerning the Company or the possibility or advisability of buying or selling the Company's stock, at any time that Employee possesses material non-public information concerning the Company. Employee agrees that Employee will not at any time disclose, to any person or entity for any reason or purpose whatsoever, nor use for Employee's own personal benefit for the benefit of any person or entity, any information concerning the financial or business or other operations of the Company that is not publicly known, provided that this restriction shall not apply to information required to be disclosed under applicable laws, regulation, court order or subpoena to which the Employee is subject. It is expressly agreed that the terms and conditions of this Section 7 shall apply after the Termination Date.

     8. Employee acknowledges and recognizes the highly competitive nature of the Company's business and that Employee's duties hereunder justify restricting Employee's further employment following the Termination Date. The Employee agrees that (i) for a period of one (1) year following the Termination Date (the "Non-Compete Period"), Employee, except when acting on behalf of or for the benefit of the Company, will not induce customers, agents or other sources of distribution of the Company's business under contract or doing business with the Company to terminate, reduce, alter or divert business with or from the Company, and (ii) during the Non-Compete Period, Employee will not compete with the Company, or participate as an officer or a principal in any business that includes part or all of the Company's Area Of Business, as defined below. Ownership by Employee, for investment purposes only, of less than five percent of any class of securities of a corporation if said securities are listed on a national securities exchange or registered under the Securities Exchange Act of 1934, as amended, shall not constitute a breach of the covenant set forth under
(ii) above. The Company's Area Of Business refers to the design, development, marketing and sale of a line of antennas and wireless communication systems throughout North America by the Company and any other business in which the Company is engaged in prior to the Non-Compete Period. It is the desire and intent of the Parties that the provisions of this Section 8 be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular portion of Section 8 shall be adjudicated to be invalid or unenforceable,
Section 8 shall be deemed amended to apply in the broadest allowable manner and to delete therefrom the portion adjudicated to be invalid or unenforceable, such amendment and deletion to apply only with respect to the operation of Section 8 in the particular jurisdiction in which that adjudication is made.

     9. For a period of one (1) year following the Termination Date, the Employee shall not without the prior written consent of the Company interfere with the Company's relationship with, or employ, or endeavor to entice away from the Company, any employee of the Company, subsidiaries or affiliates.

     10. The Parties acknowledge and agree that this Agreement and the terms contained herein supersede all previous contracts and agreements between the Parties, including but not limited to the Employment Agreement.

     11. The Company shall indemnify Employee, to the full extent permitted by the laws of the State of Utah, for any costs or damages to third parties incurred by Employee as a result of Employee's employment by the Company.

     12. Nothing in this Agreement is to be understood as an admission by the Company of any liability on its part under any federal, state, or local law or regulation or the common law.

     13. This Agreement shall be binding upon any and all successors and assigns of Employee and the Company.

     14. Except for issues or matters as to which federal law is applicable, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Colorado without giving effect to the conflicts of law principles thereof.

                                          EMPLOYEE

Dated     February 21, 2001
       -----------------------


                                          /s/ Glenn A. Befort
------------------------------            --------------------------------------
                  Witness                 Glenn A. Befort, individually

                                          ARC WIRELESS SOLUTIONS, INC.


                                          By:        /s/ Randall P. Marx
                                             -----------------------------------





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